UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2018

  SEACOAST BANKING CORPORATION OF FLORIDA

(Exact Name of Registrant as Specified in Charter)

Florida	000-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida		34994
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective October 19, 2018, Seacoast Banking Corporation of Florida, a Florida corporation (“Seacoast” or the “Company”), completed its previously announced merger (the “Merger”) with First Green Bancorp, Inc., a Florida corporation (“First Green”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated June 11, 2018, by and among Seacoast, Seacoast’s wholly-owned subsidiary, Seacoast National Bank, a national banking association (“Seacoast Bank”), First Green and First Green’s wholly-owned subsidiary, First Green Bank, a Florida chartered bank. At the effective time of the Merger (the “Effective Time”), First Green merged with and into Seacoast, with Seacoast as the surviving corporation and immediately following the Merger, First Green Bank merged with and into Seacoast Bank, with Seacoast Bank continuing as the surviving bank.

Pursuant to the Merger Agreement, holders of First Green common stock received 0.7324 of a share of Seacoast common stock (subject to the payment of cash in lieu of fractional shares) for each share of First Green common stock held immediately prior to the Effective Time. Prior to the Effective Time, outstanding First Green stock options vested in full and were immediately cancelled and the holder of such option converted into the right of the holder of such option to receive an amount in cash equal to (i) the total number of shares of First Green common stock subject to such option multiplied by (ii) the excess, if any, of (A) $23.00 over (B) the per share exercise price for the applicable option, less applicable taxes required to be withheld with respect to such payment. The aggregate amount paid by Seacoast for the merger consideration was approximately $115 million based on the closing price of Seacoast common stock on October 19, 2018. Each share of Seacoast common stock outstanding immediately prior to the Merger remained outstanding and was unaffected by the Merger.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On October 19, 2018, the Company issued a press release announcing the completion of the Merger. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 11, 2018, by and among Seacoast Banking Corporation of Florida, Seacoast National Bank, First Green Bancorp, Inc. and First Green Bank (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K, as filed on June 15, 2018).

99.1	Press Release dated October 19, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Dennis S. Hudson, III
Dennis S. Hudson, III
Chairman and Chief Executive Officer

Date: October 22, 2018